Exhibit 99.1

SENETEK PLC TERMINATES MERGER DISCUSSIONS WITH IGI, INC.

The Companies Agree to Collaborate on Potential Business Opportunities

Napa, CA, April 6, 2005 / PRNewswire-First Call/ — Senetek PLC (OTCBB: SNTKY - News), www.senetekplc.com, announced today that the Company has terminated merger discussions with IGI, Inc. Senetek’s Chairman and CEO, Frank J. Massino, commented, “The two companies have agreed to work together in mutually capitalizing on their respective technologies and established channels of distribution. We will be working very closely with IGI, Inc. to identify and evaluate ways in which we can maximize revenues for both companies.”

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Senetek is a life sciences-driven product development and licensing company focused on the high growth market for products primarily addressing age-related conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon, and has licensed its Invicorp erectile dysfunction technology to Ardana Bioscience Ltd. for Europe, with rights to additional markets. Senetek’s researchers at the University of Aarhus, Denmark, also are collaborating with the Institute of Experimental Botany, Prague, and with Beiersdorf AG, Hamburg, to identify and evaluate additional new biologically active compounds for the high growth skin care field.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-mail: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the companies that they believe could result in such material differences are described in their respective Annual Report on Form 10-K for the year 2004. However, the companies necessarily can give no assurance that they have identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and neither assumes any obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.